UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of common stock	CEROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2024, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #13 – SPC #13 (“Arena”), pursuant to which Arena has committed to purchase up to $25 million (the “Commitment Amount”) of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), subject to the satisfaction of the conditions in the Purchase Agreement.

Such sales of Common Stock, if any, will be subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the period commencing on the termination of the Common Stock Purchase Agreement, dated as of February 14, 2024, by and between the Company and an institutional investor (the “Existing ELOC”), and expiring approximately 36 months following such termination, provided that a Registration Statement (as defined below) is and remains effective, and the other conditions set forth in the Purchase Agreement are satisfied. The Company will control the timing and amount of any sales of Common Stock to Arena. Actual sales of shares of Common Stock to Arena under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding and the Company’s operations.

The Company may direct Arena to purchase amounts of its Common Stock under the Purchase Agreement that it specifies from time to time in a written notice (an “Advance Notice”) delivered to Arena on any trading day up to the Commitment Amount. The maximum amount that the Company may specify in any one Advance Notice is equal to the following: (A) if the Advance Notice is received by 8:30 A.M. Eastern time, then the maximum amount that the Company may specify is equal to the lesser of (i) an amount equal to 60% of the average Daily Value Traded of the Common Stock on the ten trading days immediately preceding such Advance Notice, or (ii) $20.0 million; and (B) if the Advance Notice is received after 8:30 A.M. Eastern Time but prior to 10:30 A.M. Eastern Time, then the maximum amount that the Company may specify in an Advance Notice is equal to the lesser of: (i) an amount equal to 30% of the average Daily Value Traded of the Common Stock on the ten trading days immediately preceding such Advance Notice, or (ii) $15.0 million. For these purposes, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of our Common Stock on Nasdaq Stock Market LLC (“Nasdaq”) during regular trading hours by the VWAP (as defined in the Purchase Agreement) for that trading day.

Under the applicable rules of Nasdaq and the Purchase Agreement, the Company will not sell or issue to Arena shares of Common Stock, inclusive of the Commitment Fee Shares (as defined below), in excess of 19.99% of the total number of shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Purchase Agreement also prohibits us from directing Arena to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Arena and its affiliates as a result of purchases under the Purchase Agreement, would result in Arena and its affiliates having beneficial ownership of more than the 4.99% of the then-outstanding Common Stock.

The purchase price of the shares of Common Stock will be equal to 90% of the lower of (i) the closing sale price of the Common Stock on the Pricing Period, (ii) VWAP of the Common Stock during the Pricing Period and (iii) the arithmetic average of the three lowest closing prices of the Common Stock during the ten consecutive trading days ending on the trading day immediately preceding the Pricing Period. The “Pricing Period” is the trading day on which the applicable Advance Notice is delivered.

As consideration for Arena’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company agreed to issue a number of shares of Common Stock (the “Commitment Fee Shares”) equal to 500,000 divided by the simple average of the daily VWAP of the Common Stock during the five trading days immediately preceding the effectiveness of the registration statement with respect to the Existing ELOC (the “Registration Statement”). In addition, the Company has granted Arena customary registration rights related to the shares issued under the Purchase Agreement, and has agreed to include the resale by Arena of the Commitment Fee Shares on the Registration Statement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuance of the Commitment Amount (including the Commitment Fee Shares) pursuant to the Purchase Agreement is incorporated herein by reference. All such securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Purchase Agreement and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by Arena. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01. Other Events.

The Company previously described its progress in an application for funding from the Cancer Focus Fund at MD Anderson, where the Company plans to initiate its first clinical trial. In a follow-up scientific review, the fund requested information for a single technical task, and requested that the Company reapply once these data are available. The company is undertaking the scientific work for this task and expects to submit data from this task in the short term. The Company cannot assure its stockholders or other interested parties that it will be successful in obtaining all or any portion of the potential grant, as the approval of such grant is subject to certain conditions, approvals and other uncertainties.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of February 23, 2024, by and between CERo Therapeutics Holdings, Inc. and Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #13 – SPC #13.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Brian G. Atwood
Name:	Brian G. Atwood
Title:	Chief Executive Officer

Dated: February 28, 2024

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